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                                                                    EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-3 (No. 333-35051 and No. 333-61101) of Hearst-Argyle Television, Inc. of our report dated
January 28, 1998 relating to the financial statements of Kelly Broadcasting Co., which appears in the Current Report on Form 8-K of Hearst-Argyle Television, Inc. dated September 17, 1998.


PRICEWATERHOUSECOOPERS LLP

Sacramento, California
September 17, 1998